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                                                                     EXHIBIT 5.1



                      [Letterhead of Troutman Sanders LLP]


August 13, 2001


Matria Healthcare, Inc.
1850 Parkway Place, 12th Floor
Marietta, Georgia  30067

Ladies and Gentlemen:

         We have acted as counsel to Matria Healthcare, Inc., a Delaware corporation (the "Company"), in connection with the Company's offer to exchange (the "Exchange Offer") $122,000,000 in aggregate principal amount of its 11% Series B Senior Notes due 2008 (the "Exchange Notes") which are being registered under the Securities Act of 1933, as amended (the "Securities Act"), for its existing 11% Senior Notes due 2008 (the "Old Notes"), as described in the Registration Statement on Form S-4 relating to the Exchange Offer (as amended or supplemented, the "Registration Statement") filed with the Securities and Exchange Commission. The Exchange Notes will be guaranteed by each of the corporations and limited liability companies listed on the Annex hereto, each of which is organized under the laws of the United States of America (collectively, the "Subsidiary Guarantors").

         The Old Notes were issued, and the Exchange Notes are proposed to be issued, pursuant to an indenture dated as of July 9, 2001 (the "Indenture"), by and between the Company and Wells Fargo Bank Minnesota, National Association (the "Trustee"). The terms of the Exchange Notes to be issued are substantially identical to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Indenture is an exhibit to the Registration Statement. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia (the "Interpretive Standards") which Interpretive Standards (whether or not expressly set forth herein) are incorporated in this opinion letter by this reference. Capitalized terms used in this opinion letter and the attachments hereto and not otherwise defined herein or in the Indenture shall have the meanings assigned to such terms in the Interpretive Standards. In the event of a conflict in the definitions of such capitalized terms appearing in both the Interpretive Standards and the Indenture, the definitions appearing in the Indenture shall be applicable to this opinion letter.

         In connection with the opinions expressed in this letter, we have reviewed the Registration Statement and the related Prospectus and the Indenture (including the form of
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Exchange Notes and Notation of Guarantee related thereto). We also have investigated such questions of law and examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records, in each case as we have deemed necessary or appropriate for the purpose of expressing the opinions set forth herein. As to matters of fact material to this opinion, we have obtained and relied, without further independent investigation, upon such certificates and assurances from officers and representatives of the Company, the Trustee and public officials as we have deemed necessary.

         In rendering the opinions expressed herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and such agreements, instruments, certificates of public officials, certificates of officers of the Company and such other documents as we have deemed necessary or appropriate for the purpose of this opinion, including the following: (a) copies of the certificates or articles of incorporation, each as amended as of the date hereof, of the Company and those Subsidiary Guarantors that are corporations; (b) copies of the by-laws, each as amended as of the date hereof, of the Company and those Subsidiary Guarantors that are corporations; (c) copies of limited liability company agreements, each as amended as of the date hereof, of those Subsidiary Guarantors that are limited liability companies; (d) records of corporate and other proceedings of the Company and Subsidiary Guarantors relating to the authorization of the execution and delivery of the Indenture, and the authorization of the issuance thereunder of the Old Notes and the Exchange Notes; and (e) an executed counterpart of the Indenture (including the form of Notes contained therein).

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies, the genuineness of all signatures, the competency of all individuals signing all instruments presented to us and the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in all documents examined. We have further assumed that (i) all parties to the foregoing documents (other than the Company) are validly existing and in good standing under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, and have full power and authority and all necessary consents and approvals to execute, deliver and perform their respective obligations under such documents, (ii) all such documents have been duly authorized by all necessary corporate or other action on the part of the parties thereto (other than the Company and the Subsidiary Guarantors), have been duly executed by such parties and have been duly delivered by such parties and (iii) all such documents constitute the legal, valid and binding obligation of each party thereto (other than the Company and the Subsidiary Guarantors) enforceable against such party in accordance with its terms. In rendering the opinion set forth below, we have relied as to factual matters upon certificates, statements and representations of the Company, its officers and representatives and public officials.

         Based upon and subject to the foregoing and other limitations and qualifications stated herein, we are of the opinion that:

                  (i) the Exchange Notes and the Notations of Guarantee related thereto have been duly authorized by the Company and each of the Subsidiary Guarantors, respectively, and, when executed by the Company and each of the Subsidiary Guarantors, respectively, and duly authenticated by the Trustee and delivered in exchange for the Old
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         Notes in accordance with the terms of the Indenture, if,
         notwithstanding the contrary governing law provision in the Indenture, the Exchange Note and the Notations of Guarantee related thereto were governed by the laws of the State of Georgia (other than the choice of law provisions thereof), the Exchange Notes and the Notations of Guarantee related thereto would constitute legal, valid and binding obligations of the Company and each of the Subsidiary Guarantors, respectively, enforceable against the Company and each of the Subsidiary Guarantors, respectively, in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to general equity principles, to the possible unenforceability of certain provisions purporting to waive certain rights of the Company and the Subsidiary Guarantors and to the discretion of the court before which any proceedings therefor may be brought; and

                  (ii) the Indenture has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and, assuming due execution and delivery thereof by the Trustee, if, notwithstanding the contrary governing law provision in the Indenture, the Indenture were governed by the laws of the State of Georgia (other than the choice of law provisions thereof), the Indenture would constitute a legal, valid and binding obligation of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights, to general equity principles, to the possible unenforceability of certain provisions purporting to waive certain rights of the Company and the Subsidiary Guarantors and to the discretion of the court before which any proceedings therefor may be brought.

         This opinion is limited in all respects to the federal laws of the United States of America and the General Corporation Law of the State of Delaware (including the relevant Constitutional provisions and applicable court decisions) and the law of the States of Georgia and Virginia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. We note that the Indenture and the Exchange Notes provide that they are to be governed by the laws of the State of New York (and we assume that the choice of law provision therein will be enforced). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur. This opinion may not be furnished to, or relied upon, by any person or entity for any purpose without our prior written consent.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under "Legal Matters" in the Prospectus that is included in
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the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

         Very truly yours,



         /s/ TROUTMAN SANDERS LLP
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ANNEX

                                                                                     JURISDICTION OF
                                                                                     INCORPORATION
GUARANTOR                                                                            ---------------
------------------------------------------------------------------------
Diabetes Acquisition, Inc.                                                           Georgia

Gainor Medical Acquisition Company                                                   Georgia

Diabetes Management Solutions, Inc. (formerly USCI Healthcare Management
     Solutions, Inc.)                                                                Delaware

Diabetes Self Care, Inc.                                                             Virginia

Facet Technologies, LLC (formerly Gainor Medical North America, LLC)                 Georgia